  Exhibit 99.1

July 26, 2018

2018 Letter to Shareholders

Dear Shareholders:

I am pleased to provide the first, of what is expected to be an annual, shareholder letter detailing our developments and progress over the past year and our expectations for the upcoming year. American Resources Corporation, through our wholly-owned subsidiary, Quest Energy Inc., is focused on increasing coal production in the Central Appalachian Basin through a combination of expanding its currently producing coal mines, bringing its existing idled, permitted mines back into production, and strategically acquiring additional permits, and operations. Throughout this process, we are fully-committed to our proven business model to be one of the safest, lowest-cost, and most efficient coal mining companies in our space.

When the management team founded the company in early 2015, we set out to pull from our combined expertise in restructuring inefficient businesses and our prior first-hand experiences in managing coal mining operations over the last decade. Our mission was to opportunistically identify (1) good operations that could be acquired in an accretive manner that have sizable organic growth opportunities, (2) mismanaged operations where we can use our collective experience to “right-size” the operations, and (3) operations that can be completely restructured, resulting in expanding margins and quickly made into a productive asset. From this systematic restructuring process, our operations emerge stronger and able to withstand coal supply and demand cycles. Though this company is still relatively young, we have already implemented our strategy and we’re beginning to see the intended results.

Over the past year, American Resources has brought five new mines into production and purchased another metallurgical coal mine, in addition to its already-producing metallurgical coal mine, Mine #15, at our subsidiary, McCoy Elkhorn Coal. High-Vol metallurgical coal contains certain characteristics, such as fluidity, not typically found in all coals, and for that reason, metallurgical coal sells at a premium to compliant thermal coal (which is used in electricity generation).

Across the company, we intend to have a strong mix of metallurgical, thermal, and specialty coal production, thereby capitalizing on the various strengths of each coal market. Currently, metallurgical coal production accounts for approximately 70% of our revenue, with gross target margins of approximately 25%. As our business grows, company-wide, we anticipate metallurgical coal to be a majority of our coal production, and targeted margins for all our operations to be in the 24%-29% range.

With that in mind, I will summarize what our company has accomplished over the past year:

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In late summer of 2017, we restarted production at the idled Access Energy underground mine at our Deane Mining subsidiary, which allowed us to also restart the adjacent coal processing facility as well. We started shipping to domestic and international thermal customers shortly thereafter and are working to expand production at Access Energy with additional equipment purchased this summer.

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During the summer of 2017 we continued development work at our Carnegie 1 underground mine at McCoy Elkhorn, which was a previously idled mine when we acquired it. Production from Carnegie 1 is now being used to blend with McCoy Elkhorn’s Mine #15 to produce a High-Vol “B” metallurgical coal product that we ship to both domestic and international customers. We continued to work on lining-out production at Carnegie 1, which is in the Lower Alma coal seam, throughout the first part of 2018 and anticipate it to be a significant driver of our profitability as production increases.

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In early summer of 2018, we started production on our Razorblade Surface mine, a greenfield project in multiple coal seams, including the Hazard 4 Rider, Whitesburg, Amburgy, and Hamlin coal seams. We currently operate this mine as a contractor model, whereby the cost of coal extraction is fixed on a “per-ton” basis. The coal produced from this mine is trucked directly to the preparation plant or rail loadout at our Deane Mining subsidiary, less than a mile from the mine.

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In early summer of 2018, within the same property as the Razorblade Surface mine, we operate the Jeffery Mine which utilizes a modified Jeffery Miner, combined with a bridge system, as a low-cost high wall miner. We are currently producing on the Hazard 4 coal seam and may be able to utilize it on other seams and projects in the future. Similar to the Razorblade Surface mine, coal from this job is shipped directly to Deane Mining’s CSX train loadout, less than a mile from the mine. We believe we are the first and only operator in the country to get such a mining system fully acknowledged and accepted by federal and state regulators.

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In summer of 2018, we also started production on our newly-acquired Wayland Surface mine. While that operation is leased through our third operating subsidiary, Knott County Coal, the coal is transported, processed, and sold to various customers of our Deane Mining complex, along with the coal produced from the Razorblade Surface and Access Energy mines.

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Finally, in spring of 2018, we acquired the PointRock surface mine as part of our McCoy Elkhorn Coal subsidiary. The PointRock mine has several seams of High-Vol “A” and “B” metallurgical coal, including the Lower Alma, Upper Alma, Cedar Grove, and Pond Creek coal seams. Currently we are doing some development work at the mine as part of our acquisition restructuring to get the operations prepared for highwall mining and auguring, in addition to contour and area mining. Similar to our Carnegie 1 mine, we anticipate the coal from PointRock to be blended with our current production at McCoy Elkhorn to both enhance the volume out of that complex and strengthen the qualities of metallurgical coal sold from McCoy Elkhorn.

With the ownership of a substantial number of other idled, permitted coal mines throughout our three operating subsidiaries (McCoy Elkhorn Coal, Deane Mining, and Knott County Coal), we have significant continued organic expansion ability of high-quality metallurgical, high BTU & low sulfur thermal, and industrial/specialty coals. Over the next twelve months, we look to capitalize on this in several meaningful ways:

McCoy Elkhorn Coal: Over the next year, we anticipate continuing expansion of our production at both Mine #15 and Carnegie 1 mine. We continue to perform face-up work on our second underground mine in the Lower Alma coal seam called Carnegie 2 and anticipate production to start at the end of 2018 or early 2019. At that point, we anticipate starting the face-up work on our third permitted underground mine in the Lower Alma seam called Carnegie 3. Carnegie 1, 2, and 3 all access the same large boundary of Lower Alma coal, which is high-quality High-Vol “B” metallurgical coal. Furthermore, we anticipate our PointRock surface mine, that was acquired in early 2018, to be in production later this year. Finally, as part of our work over the next twelve months, we anticipate working on permitting an underground mine in the Upper Alma coal seam, which has demonstratable High-Vol “B” metallurgical coal characteristics similar to our Carnegie mines, as well as evaluating the mine plans for our permitted Upper Alma mines adjacent to the Carnegie mines.

Deane Mining: We have made major strides to increase our production at all of our properties that feed the Deane Mining complex. We have acquired additional equipment for the Access Energy mine that should start to increase production at the mine substantially over the next several months. At the Razorblade Surface mine, we have just commenced production and anticipate increasing production substantially in the coming months, alongside production from the Jeffery Miner. Over the next twelve months, we anticipate making substantial progress on bringing our idled Love Branch underground mine into production, beginning with some permitting work to change the orientation of the mine plan. Located in the Elkhorn 3 coal seam, we anticipate the coal quality to be very similar to our existing Access Energy underground mine. Additionally, we have begun preliminary planning and development on our permitted mine in the Elkhorn 2 seam called Access North. Being a large boundary of high-quality coal, we expect Access North to be a significant contributor to our base production at the Deane Mining complex for many years to come. We are also evaluating the potential to access a large boundary of premium Lower Elkhorn coal through the same Access North permit.

Knott County Coal: In addition to the currently-producing Wayland Surface mine, we are working on modifying the permit for another surface mine in the Hazard 4 coal seam called Topper. With significant contour, area mining, auguring, and highwall mining of the Hazard 4 throughout our reserve area in Knott county, we anticipate substantial long-term production potential out of our upcoming Topper surface mine. We are in the planning phase of starting our greenfield Bill D underground mine in the Elkhorn 3 seam as well as reopening the idled Classic underground mine, also in the Elkhorn 3 seam. Furthermore, given its close proximity to our Supreme Energy coal preparation plant and Bates Branch rail loadout at Knott County Coal, we are evaluating the possibility of restarting those processing and rail loading operations should the coal volumes justify those operations.

During the first quarter of 2018 the company generated total revenue of $7.35 million from its mining and processing operations. The revenue generated was primarily from our McCoy Elkhorn Mine #15 underground mine and our Deane Mining Access Energy underground mine. As you can see throughout this letter, over the course of the last four months we have invested considerable resources on equipment and infrastructure used to expand the production at both of these operations and expect to begin seeing benefits of such investment in the third and fourth quarter of this coming year. Furthermore, in addition to Mine #15 and Access Energy being in operation during the first quarter of this year, we have commenced operations at four other mines since the beginning of July. As a result, we can realistically expect to see a significant jump in revenues during the 3rd and 4th quarter of this year, from having two mines generating $7.35 million in revenue in Q1 2018 to having expanded production at those mines and having the other four mines that are ramping up production currently. Overall, we are very pleased with the rate of our organic growth and anticipate being able to surpass or exceed that rate of growth in the future with the opportunities we have with our current ownership of mining permits.

From a sales perspective, our coal sales are currently strong and demand for our coal remains robust. We continue to expand production at all our locations in order to participate in additional coal sales. We have been invited to participate in the 2019 request for proposals from all of the major North American metallurgical coal purchasers, and we continue to develop and strengthen our international coal sales and relationships.

With respect to potential acquisitions, we are evaluating several opportunities of a wide-ranging geographic footprint and operational size (from acquiring permits to tuck-into our current operations, to larger acquisitions that involve entire operating complexes). In each case, our acquisition targets are specifically identified to allow us to remain true to our corporate philosophy of remaining one of the lowest-cost, most efficient coal producers in Central Appalachia. While our ability to consummate these transactions depends on many factors, including successful negotiations and having additional capital to put towards development of these mines, we remain optimistic and confident that we will see some of these opportunities come to fruition in the future and become a significant contributor to our overall operations and profitability. We believe our acquisition pipeline will remain robust for many years to come.

Given our strategy of building, acquiring and increasing efficiency of operations, we have overcome many hurdles and challenges that come with operating a rapidly-growing coal mining operation. As with any business, we expect to face additional hurdles in the future and believe it’s how we continually react and adjust that separates us as a company and advances our business forward. We are incredibly excited about our progress as a company to-date and the potential growth we have going forward. While we have grown rapidly in an industry that has seen relatively little investment for expansion, we remain focused on our core values as a company and have well-placed confidence that we are executing to become one of the preeminent players in the Central Appalachia coal market.

Lastly, and most importantly, we wish to thank all of our hard-working, dedicated men and women that help to make our company better each and every day. We fully appreciate that coal mining is not an easy job and without everyone’s commitment to our team and adherence to our company culture, there would be no doubt we would not have the opportunities available to us today. We look forward to growing our team as we expand our operations.

We look forward to updating our shareholders on our progress.

Sincerely,

Mark Jensen
Chief Executive Officer

Special Note Regarding Forward-Looking Statements:
This shareholder letter contains forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.